                                                                     EXHIBIT 3.1

                             ARTICLES OF AMENDMENT
                                       TO
                         THE ARTICLES OF INCORPORATION
                                       OF
                          FIRST ALLIANCE BANCORP, INC.


   1.     The name of the corporation is First Alliance Bancorp, Inc.

   2. The Articles of Incorporation of First Alliance Bancorp, Inc. are hereby amended by deleting Article 5 thereof in its entirety and substituting therefor the following:
                                      "5.

          "The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000, all of which shall be common shares of $1.00 par value per share."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

   3. The foregoing amendment was approved by the Board of Directors of the corporation, without shareholder action, on March 12, 1996. Shareholder approval was not required pursuant to the provisions of Section 14-2-1002(5) of the Georgia Business Corporation Code.

   IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officer this 8th day of May, 1996.

                              FIRST ALLIANCE BANCORP, INC.


                              By: /s/ J. Edward Mulkey, Jr.
                                 --------------------------
                                 J. Edward Mulkey, Jr.
                                 President and Chief
                                 Executive Officer

                             ARTICLES OF AMENDMENT
                                       TO
                         THE ARTICLES OF INCORPORATION
                                       OF
                          COMMEX FINANCIAL CORPORATION


     1. The name of the corporation is Commex Financial Corporation. The Corporation was incorporated on April 22, 1988.

     2. The Articles of Incorporation of Commex Financial Corporation are amended by deleting Article 1 thereof in its entirety and substituting therefor the following:

         "The name of the corporation is First Alliance Bancorp, Inc."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

     3. The foregoing amendment was adopted by resolution of the Board of Directors of the corporation at a meeting held on May 21, 1991. Pursuant to
Section 14-2-1002(6) of the Georgia Business Corporation Code, shareholder approval was not required to adopt this amendment.

     IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officers this 15th day of January, 1992.

                              COMMEX FINANCIAL CORPORATION


                              By:/s/ Clyde A. McArthur
                                 ---------------------
                                 Clyde A. McArthur
                                 Vice President and Chief
                                   Financial Officer

[CORPORATE SEAL]
ATTEST:

By:/s/ Priscilla Gamwell
   ---------------------
   Priscilla Gamwell
   Secretary

                             ARTICLES OF AMENDMENT
                                       TO
                         THE ARTICLES OF INCORPORATION
                                       OF
                          COMMEX FINANCIAL CORPORATION


   1. The name of the corporation is Commex Financial Corporation. The Corporation was incorporated on April 22, 1988.

   2. The Articles of Incorporation of Commex Financial Corporation are amended by deleting Article 5 thereof in its entirety and substituting therefor the following:

          "The aggregate number of shares which the Corporation shall have authority to issue is 2,000,000, all of which shall be common shares of $5.00 par value per share."

All other provisions of the Articles of Incorporation shall remain in full force and effect.

   3. The foregoing amendment was adopted by resolution of the Board of Directors of the corporation at a meeting held on May 21, 1991 and was duly approved by the shareholders of the corporation on June 18, 1991 in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code.

   IN WITNESS WHEREOF, the corporation has caused these Articles of Amendment to be executed by its duly authorized officers this 15th day of January, 1992.

                              COMMEX FINANCIAL CORPORATION


                              By:/s/ Clyde A. McArthur
                                 ---------------------
                                 Clyde A. McArthur
                                 Vice President and Chief
                                   Financial Officer

[CORPORATE SEAL]
ATTEST:

By:/s/ Priscilla Gamwell
   ---------------------
   Priscilla Gamwell
   Secretary

                           ARTICLES OF INCORPORATION
                                       OF
                          COMMEX FINANCIAL CORPORATION


                                       1.

   The name of the Corporation is COMMEX FINANCIAL CORPORATION.

                                       2.

   The Corporation is organized pursuant to the Georgia Business Corporation
Code.

                                       3.

   The Corporation shall have perpetual duration.

                                       4.

   The purposes for which the Corporation is organized are to conduct any businesses and engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Georgia, and the Corporation shall have all powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

                                       5.

   The aggregate number of shares which the Corporation shall have authority to issue is 1,000,000, all of which shall be common shares of $5.00 par value per share.

                                       6.

   Shares of the Corporation may be issued by the Corporation for such consideration, not less than the par value thereof, as shall be fixed from time to time by the Board of Directors.

                                       7.

   No shareholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Corporation.

                                       8.

   Subject to the provisions of Section 14-2-91 of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.

                                       9.

   The initial Board of Directors of the Corporation shall consist of the following members, whose names and addresses are:

Henry P. Bradford                            Charles E. Holmes
3701 Frey Lake Road NW                       4960 Burnt Hickory Road
Kennesaw, GA  30144                          Kennesaw, GA  30144


James L. Coxwell                             James L. Newsome
P. O. Box 692                                3830 Stylesboro Road NW
Acworth, GA  30101                           Kennesaw, GA  30144

Robert E. Flournoy, III                      J. O. Stephenson
356 Redwood Drive                            2060 Pine Hill Circle
Marietta, GA  30101                          Kennesaw, GA  30144

James E. Freeman                             E. W. Teague
483 Kingswood Drive                          4640 Due West Road
Marietta, GA  30064                          Kennesaw, GA  30144

                                      10.

   The Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor as well as out of its unreserved and unrestricted earned surplus available therefor.

                                      11.

   The address of the initial registered office of the Corporation shall be located at 2760 Cobb Parkway, Kennesaw, Cobb County, Georgia 30144, Attention:
Mr. Robert E. Flournoy, III, registered agent of the Corporation.

                                      12.

   The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of its shares.

                                      13.

   The name and address of the Incorporator is Robert E. Flournoy, III, 236 Washington Avenue, Marietta, Georgia 30061.

                                      14.

   No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for a breach of duty of care or other duty as a director, provided that this elimination of liability shall not eliminate or limit the liability of a director (i) for an appropriation, in violation of his duties, of any business opportunity of the Corporation; (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in
Section 14-2-154 of the Georgia Business Corporation Code or (iv) for any transaction from which the director derived an improper personal benefit.

   IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation this 30th day of March, 1988.


                         /s/ Robert E. Flournoy, III
                         ---------------------------
                         Incorporator

                                      -3-